Exhibit 1.3

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Amendment No. 2 to the At Market Issuance Sales Agreement

March 1, 2022

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Barclays Capital Inc. 745 Seventh Avenue New York, New York, 10019	Nomura Securities International, Inc. Worldwide Plaza 309 West 49th Street New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Ladies and Gentlemen:

Reference is made to the At Market Issuance Sales Agreement, dated May 13, 2020, as amended by Amendment No. 1 to the At the Market Issuance Sales Agreement, dated February 26, 2021 (as amended, the “Agreement”), among Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), and B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.), Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Loop Capital Markets LLC, SMBC Nikko Securities America, Inc. and Nomura Securities International, Inc., as an agent and/or principal (each, an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares of Common Stock having an aggregate gross sales price not to exceed $500,000,000 on the terms set forth in the Agreement.

In connection with the foregoing, the parties hereto wish to amend the Agreement through this Amendment No. 2 to the At the Market Issuance Sales Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendments. The parties hereto agree, from and after the Effective Date, that:

(a)	Addressees:

(i)	The list of Agents on page 1 of the Agreement and their respective addressess are amended and restated as follows:

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Barclays Capital Inc. 745 Seventh Avenue New York, New York, 10019	Nomura Securities International, Inc. Worldwide Plaza 309 West 49th Street New York, New York 10019

BofA Securities, Inc. One Bryant Park New York, New York 10036	SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629	Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

(b)	Introductory Paragraph:

(i)	The first sentence of the first paragraph of the Agreement is amended and restated as follows:

Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through either of B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC as sales agent and/or principal (each, an “Agent” and together, the “Agents”), shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), having an aggregate gross sales price not to exceed $500,000,000, on the terms set forth in this At Market Issuance Sales Agreement, as amended.

(ii)	For the avoidance of doubt, the amounts sold counted against the aggregate gross sales price shall not include amounts sold pursuant to the Agreement prior to the date hereof.

(c)	Form S-3:

(i)	The reference to Form S-3ASR (File No. 333-215229) shall be replaced with “Form S-3ASR (File No. 333-263169)”.

(d)	Section 2(b):

(i)	Section 2(b) of the Agreement is amended and restated as follows:

(b) The Shares are to be sold to the Agents on an agented basis on any day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i) the Company has instructed the Agent that has received a Sales Notice (as defined below) to make such sales and the applicable Agent has accepted such Sales Notice and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. On any Trading Day, the Company may sell Shares through such Agent and, if it determines to do so, shall instruct the Agent by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by the Agent) (a “Sales Notice”) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such instruction. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that the Agents will be successful in selling any Shares and (B) the Agents will not incur any liability or obligation to the Company if they fail to sell Shares for any reason other than a failure to use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement.

(e) Section 3(o):

(i) Section 3(o) of the Agreement is amended and restated as follows:

(o) Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to an Agent as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will furnish or cause to be furnished to the Agents the written opinions and letters of counsel to the Company and the Agents shall receive written opinions and letters of counsel to the Agents, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. The requirement to furnish or cause to be furnished any written opinions and letters of counsel under this Section 3(o) shall be waived for any Representation Date occurring at a time at which no Sales Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Sales Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares to an Agent following a Representation Date when the Company relied on such waiver and did not furnish or cause to be furnished to the Agents written opinions and letters of counsel under this Section 3(o), then before the Company delivers the Sales Notice to an Agent or an Agent sells any Shares, the Company shall furnish or cause to be furnished to the Agents written opinions and letters of counsel under this Section 3(o), dated the date of the Sales Notice.

(f) Section 3(p):

(i) Section 3(p) of the Agreement is amended and restated as follows:

(p) Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to an Agent as principal on a Settlement Date and (B) promptly after each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, the Company will cause its independent accountants to furnish to the Agents a letter, dated such Settlement Date, such Registration Statement Amendment Date, such Company Earnings Report Date, such Company Periodic Report Date or such Request Date, as the case may be, in form and substance reasonably satisfactory to the Agents of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date or Request Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. The requirement to cause the independent accountant to furnish a letter to the Agents under this Section 3(p) shall be waived for any Representation Date occurring at a time at which no Sales Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Sales Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares to an Agent following a Representation Date when the Company relied on such waiver and did not cause the independent accountant to furnish the Agents with a letter from the independent accountant under this Section 3(p), then before the Company delivers a Sales Notice to an Agent or an Agent sells any Shares, the Company shall cause the independent accountant to furnish the Agents with written a letter from the independent accountant under this Section 3(p), dated the date of the Sales Notice.

(g) Section 6(b)(Indemnification)

(i) Section 6(b) of the Agreement is hereby amended and restated as follows:

Indemnification of Company, Directors and Officers. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent in writing expressly for use therein. For purposes of this Agreement, the only information so furnished shall be such Agent’s name on the cover of the Prospectus.

(h) Section 10 (Notices):

(i) Section 10 of the Agreement is hereby amended and restated as follows:

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to B. Riley Securities, Inc. at 299 Park Avenue, 21st Floor, New York, NY 10171, to Barclays Capital Inc. at 745 7th Avenue, New York, New York, 10019, Attention: Syndicate Registration, (fax number: 646-834 8133), to BofA Securities, Inc. at One Bryant Park, New York, NY 10036, Attention: DG ATM Execution (email: dg.atm_execution@bofa.com), to Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, New York 10010, Facsimile: (212) 325-4296, Attention: IBCM Legal, to J.P. Morgan Securities LLC at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities, to Morgan Stanley & Co. LLC at 1585 Broadway, New York, NY 10036, Attention: Michael Occi (michael.occi@morganstanley.com), to Nomura Securities International, Inc. at Worldwide Plaza, 309 West 49th Street New York, New York 10019, Attention: Equity Capital Markets, Americas, email: NomuraATMExecution@nomura.com, Fax: (646) 587-9562 with a copy to the Head of IBD Legal, Fax: (646) 587-9548, to SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172, (email: nyecm@smbcnikko-si.com) and to Wells Fargo Securities, LLC at 500 West 33rd Street, New York, New York, 10001, Attention: Equity Syndicate Department at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com; and notices to the Company shall be directed to it at 1906 Towne Centre Blvd, Suite 370, Annapolis, MD 21401 (facsimile: (410) 571-6199), attention of Office of the General Counsel.

SECTION 4. No Further Amendment. The Agreement, as amended by the Amendment, is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 5. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

SECTION 7. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Jeffrey W. Eckel
Name: Jeffrey W. Eckel
Title: Chairman, President and Chief Executive Officer

[Signature Page to Amendment No. 2 to the At Market Issuance Sales Agreement]

B. RILEY SECURITIES, INC.

By:	/s/ Matthew Feinberg
Name: Matthew Feinberg
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Ryan Willingham
Name: Ryan Willingham
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Rebecca Kotkin
Name: Rebecca Kotkin
Title: Managing Director - ECM

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Tegh Kapur
Name: Tegh Kapur
Title: Executive Director

[Signature Page to Amendment No. 2 to the At Market Issuance Sales Agreement]

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ James Chenard
Name: James Chenard
Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michael A. Walsh
Name: Michael A. Walsh
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Andrew Wedderburn-Maxwell
Name: Andrew Wedderburn-Maxwell
Title: Managing Director

[Signature Page to Amendment No. 2 to the At Market Issuance Sales Agreement]